                                              ITEM 6.3

                                              CONSENT OF KRIEGER & PRAGER, ESQS.

                               CONSENT OF COUNSEL



         I hereby consent to the reference to my firm under the caption "Selling Securityholder and Plan of Distribution" in the Prospectus contained in this Registration Statement.





                                              /Samuel J. Krieger, Esq./
                                              -------------------------
                                               Krieger & Prager, Esqs.




Dated:   June 19, 1997

         New York, New York